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                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ALLTRISTA ACQUISITION III, INC.


             Pursuant to Section 242 of the General Corporation Law

THE UNDERSIGNED, being an Officer of Alltrista Acquisition III, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), for the purpose of amending the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") filed pursuant to Section 102 of the DGCL, hereby certify, pursuant to Sections 228 and 242 of the DGCL, as follows:

         FIRST:   The name of the Corporation is Alltrista Acquisition III, Inc.

         SECOND: That the Certificate of Incorporation is hereby amended by deleting the Article thereof numbered "I" in its entirety and inserting in lieu thereof the following

         "The name of the corporation (the "Corporation") is: Tilia International, Inc."

         THIRD: That the amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this 24th day of April, 2002.



                                                     /s/ Ian Ashken
                                                     --------------
                                                     Title: Secretary